                [KRAMER LEVIN NAFTALIS & FRANKEL LLP LETTERHEAD]


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                              47, Avenue Hoche
FAX (212) 715-8000                                                 75008 Paris
                                                                      France


                                 April 20, 2001



The OFFIT Investment Fund, Inc.
400 Bellevue Parkway
Wilmington, DE  19809

         Re:      Registration Nos. 33-70116; 811-8036
                  ------------------------------------

Gentlemen:

         We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 20 to Registration Statement No. 33-70116; 811-8036.

                                Very truly yours,


                                /s/ Kramer Levin Naftalis & Frankel LLP